EXHIBIT 5.1

             OPINION OF DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.









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                                                                  Daniel W. Carr
                                                                  John J. Coates
                                                                 Kevin M. Coates
                                                                    H. Alan Dill
455 Sherman Street, Suite 300                                     Robert A. Dill
Denver, Colorado 80203                                            Thomas M. Dunn
Phone: 303-777-3737                                            John A. Hutchings
Fax: 303-777-3823                                                 Stephen M. Lee
www.dillanddill.com                                            Fay M. Matsukage*
                                                                  Adam P. Stapen
Dill Dill Carr Stonbraker & Hutchings, P.C.                       Jon Stonbraker
                                                                 Craig A. Stoner
                                                               Felicity Tompkins
                                                               Patrick D. Tooley
                                                        *Also licensed in Nevada



January 20, 2005



Cirond Corporation
4185 Still Creek Drive #B-101
Burnaby, British Columbia V5C 6G9
Canada

RE:      REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

As counsel for your company, we have reviewed your Articles of Incorporation, Bylaws, and such other corporate records, documents, and proceedings and such questions of law, as we have deemed relevant for the purpose of this opinion.

We have also examined the Registration Statement of your company on Form SB-2, which is to be transmitted for filing with the Securities and Exchange Commission (the "Commission") on January 20, 2005, covering the registration under the Securities Act of 1933, as amended, of 28,567,564 shares of Common Stock issuable upon conversion of outstanding Series B 5% Convertible Preferred Stock, upon exercise of warrants, upon exercise of Additional Investment Rights, and upon exercise of warrants issued to Ascendiant Securities, LLC, including the exhibits and form of prospectus (the "Prospectus") filed therewith.

On the basis of such examination, we are of the opinion that:

1. Cirond Corporation (the "Company") is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada with all requisite corporate power and authority to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged.

2. The Company has an authorized capitalization as set forth in the Prospectus.

3. The shares of Common Stock of the Company to be issued upon conversion of the outstanding Series B 5% Convertible Preferred Stock are validly authorized and when such shares are converted in accordance with their terms, the shares of


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Cirond Corporation
January 20, 2005
Page 2



         Common Stock so issuable upon conversion will be validly issued as fully paid and nonassessable shares of Common Stock of the Company.

4. The shares of Common Stock of the Company to be issued upon the exercise of the warrants are validly authorized and when the warrants are exercised in accordance with their terms, the shares of Common Stock so issuable upon exercise will be validly issued as fully paid and nonassessable shares of Common Stock of the Company.

5. The shares of Common Stock of the Company to be issued upon the exercise of the Additional Investment Rights are validly authorized and when the Additional Investment Rights are exercised in accordance with their terms, the shares of Common Stock so issuable upon exercise will be validly issued as fully paid and nonassessable shares of Common Stock of the Company.

6. The shares of Common Stock of the Company to be issued upon the exercise of the warrants issued to Ascendiant Securities, LLC are validly authorized and when the warrants are exercised in accordance with their terms, the shares of Common Stock so issuable upon exercise will be validly issued as fully paid and nonassessable shares of Common Stock of the Company.

We hereby consent to the use of our name in the Registration Statement and Prospectus in the section captioned "Legal Matters," and we also consent to the filing of this opinion as an exhibit thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.

Dill Dill Carr Stonbraker & Hutchings, P.C.